Exhibit 99.1

Acies Acquisition Corp. Stockholders
Approve Proposed Merger With PLAYSTUDIOS

June 17, 2021 01:00 PM Eastern Daylight Time

MANHATTAN BEACH, Calif.--(BUSINESS WIRE)--Acies Acquisition Corp. (Nasdaq: ACAC) (“Acies”) announced today that Acies’ shareholders voted to approve its proposed merger with PLAYSTUDIOS, Inc. (“PLAYSTUDIOS” or the “Company”), an award-winning developer of free-to-play casual mobile and social games that offer real-world rewards to loyal players.

“We are proud to reach this significant milestone in the merger and would like to thank our shareholders for their support throughout the process,” said Edward King, Co-CEO of Acies. “We are excited to support PLAYSTUDIOS as they embark on their journey as a publicly listed company. We believe the Company is well-positioned to capitalize on its strategic goals to accelerate growth through continuing to optimize the core portfolio, launch new games, and pursue value accretive acquisitions,” added Dan Fetters, Co-CEO of Acies.

The parties expect the merger to close as soon as practicable. Following the closing, the Class A common stock and warrants of the combined company, which will be renamed “PLAYSTUDIOS, Inc.,” are expected to begin trading on Nasdaq under the ticker symbols, “MYPS” and “MYPSW,” respectively.

Approximately 97% of the votes cast at the special meeting voted to adopt the merger agreement. The formal results of the vote will be included in a Current Report on Form 8-K to be filed by Acies with the U.S. Securities and Exchange Commission.

About PLAYSTUDIOS Inc.

PLAYSTUDIOS is the developer and operator of award-winning free-to-play casual games for mobile and social platforms. The company’s collection of original and published titles is powered by its groundbreaking playAWARDS loyalty marketing platform, which enables players to earn real-world rewards from a portfolio of global entertainment, retail, technology, travel, leisure, and gaming brands across 17 countries and four continents. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS brings together beautifully designed mobile gaming content with an innovative loyalty platform in order to provide its players with an unequaled entertainment experience and its partners with actionable business insights.

About Acies Acquisition Corp.

Acies Acquisition Corp. (Nasdaq: ACAC) is a newly organized blank check company, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company was established in October 2020 to focus on identifying a business combination target within the live, location-based and mobile experiential entertainment industries.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the closing of the business combination and the listing of the Company’s Class A common stock and warrants on the Nasdaq. The company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the ability to close the business combination and to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably, and retain its key employees; (2) costs related to the business combination; (3) the inability to maintain listing of the company’s shares and warrants on the Nasdaq; (4) the company’s ability to execute its business plan and meet its projections; (5) the outcome of any legal proceedings that may be instituted against the company; (6) the impact of COVID-19 on the company’s business; (7) the company’s transition to becoming a public company including the associated expenses and the impact of public financial and other disclosures on its negotiations and arrangements with key counterparties; (8) changes in applicable laws or regulations; (9) general economic, business, and/or competitive factors; and (10) other risks and uncertainties included from time to time in the company’s other filings with the U.S. Securities and Exchange Commission (the “SEC”). Additional information will be made available in other filings that the company makes from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that the company believes to be reasonable as of this date. The company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

2